AMENDMENT NO. 3
                               to
                    STOCK PURCHASE AGREEMENT

     This Amendment No. 3 to Stock Purchase Agreement (this "Amendment") is entered into as of November 5, 2003, by and between Solico International, Inc., a Texas corporation ("Purchaser"), and George K. Broady ("Seller"). Purchaser and Seller are sometimes collectively referred to herein as the "Parties" and individually as a "Party."

                            RECITALS

     WHEREAS, the Parties previously entered into that certain Stock Purchase Agreement as of September 22, 2003, as amended by that certain Amendment No. 1 to Stock Purchase Agreement dated as of October 9, 2003, and that certain Amendment No. 2 to Stock Purchase Agreement dated as of October 31, 2003 (as amended, the "Stock Purchase Agreement"); and

     WHEREAS, the Parties, in accordance with Section 10.8 of the Stock Purchase Agreement, desire to amend the terms of the Stock
Purchase Agreement to their mutual benefit in accordance with the terms of this Amendment.

     NOW THEREFORE, the Parties, in consideration of the above recitals, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, do hereby agree to the following:

  1. AMENDMENT OF SECTION 2.1.  Section 2.1 of the Stock Purchase
     Agreement is deleted in its entirety and replaced with the following language:

          "(a)      First Closing.  The closing (the "First
          Closing") of the purchase and sale of 200,000 of the Purchased Shares (the "First Closing Shares"), for an aggregate purchase price of $400,000 (the "First Purchase Price"), will take place at 11:00 a.m. Central, on or before November 5, 2003, at the offices of Andrews & Kurth L.L.P., 111 Congress Avenue, Suite 1700, Austin, Texas 78701, or at such other time and place as the Parties may agree. The First Purchase Price shall be paid by Purchaser through delivery to Seller of a promissory note in the original principal amount of $400,000, such promissory note to be secured by a pledge of the First Closing Shares, all in form reasonably satisfactory to Seller.

          (b) Second Closing. The closing (the "Second Closing") of the purchase and sale of 200,000 of the Purchased Shares (the "Second Closing Shares"), for an aggregate purchase price of $450,000 (the "Second Purchase Price"), will take place at 11:00 a.m. Central, on or before December 15, 2003, at the offices of Andrews & Kurth L.L.P., 111 Congress Avenue, Suite 1700, Austin, Texas 78701, or at such other time and place as the Parties may agree."

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

  2. AMENDMENT OF SECTION 2.3. Subsection (a) of Section 2.3 of the Stock Purchase Agreement is deleted in its entirety and replaced with the following language:

          "(a) "Put Option. Seller shall have the right (the "Put Option"), but not the obligation, to sell all of the remaining 589,718 Common Shares owned by Seller (the "Remaining Common Shares") after consummation of the First Closing and the Second Closing (collectively, the "Option Shares"), on June 30, 2004 (the "Option Date"), for an aggregate purchase price of $1,846,724 for the Remaining Common Shares (the "Option Price")."

  3. AMENDMENT OF SECTION 2.4. Subsection (b)(i) of Section 2.4 of the Stock Purchase Agreement is deleted in its entirety and replaced with the following language:

          "(i) deliver to Seller the portion of the Purchase Price for the Shares to be purchased at such Closing, or the Option Purchase Price in the case of the Option Closing, by wire transfer of immediately available funds to an account designated by Seller or, in the case of the First Closing, by delivery of a promissory note in form and substance reasonably satisfactory to Seller."

  4. EFFECT OF AMENDMENT. Except as expressly amended by the terms hereof, the terms and provisions of the Stock Purchase
     Agreement shall continue in full force and effect.

  5. COUNTERPARTS. This Amendment may be executed by facsimile signature in one or more counterparts, each of which will be deemed to constitute an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same Amendment.

                    [Signature Page Follows]




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

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

                              SOLICO INTERNATIONAL, INC.,
                              a Texas corporation


                              By:  /s/  J. COLLIER SPARKS
                                 ------------------------------
                              Name:  J. Collier Sparks
                                   ----------------------------
                              Title:  President
                                    ---------------------------


                                /s/  GEORGE K. BROADY
                              ---------------------------------
                              George K. Broady




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